Exhibit 10.2

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (“Agreement”) is made as of September 12, 2011 by and between priceline.com Incorporated, a company, incorporated under the laws of the State of Delaware  (the “Company”), and Darren Huston (“Indemnitee”).

RECITALS

WHEREAS, Indemnitee has been asked and has agreed to and may be asked in the future to act (if applicable) as incorporator, (managing) director, officer, supervisory director, secretary, (general) proxy-holder, administrator, liquidator, attorney, manager, employee, agent or in any other capacity whatsoever of the Company or any of its (to be incorporated) affiliated or group companies, including, but not limited to, Booking.com B.V., Booking.com Limited and their affiliated companies (collectively with the Company, the “Group Companies”);

WHEREAS, the Company has agreed to indemnify Indemnitee in any of the aforementioned capacities to the extent contemplated by this Agreement;

WHEREAS, the Company and Indemnitee wish to enter into this Agreement to clearly delineate the aforementioned indemnification;

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

Section 1.    Services.  This Agreement shall not be deemed an employment contract between the Company and Indemnitee.

Section 2.                                            Indemnification.  The Company shall indemnify and hold Indemnitee harmless in accordance with the provisions of this Section 2 if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding.  Pursuant to this Section 2, Indemnitee shall be indemnified against all damages, losses, penalties, monetary sanctions, costs, expenses (including reasonable fees, costs and expenses of attorneys, accountants, tax specialists and other advisors and court costs) (“Expenses”), judgments, fines and amounts paid in settlement actually and reasonably incurred, suffered or paid by Indemnitee or on his behalf in connection with such Proceeding or any claim, issue or matter therein or settlement whether by any of the Group Companies (or any (ultimate) shareholder or group company of the Group Companies) or a third party (collectively: a “Claim”), if Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the relevant Group Companies on which behalf he acted.  For purposes of this Agreement, the term “Proceeding” shall include any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether of a civil, criminal, administrative or investigative nature, in which Indemnitee was, is or will be involved as a party or otherwise by reason of the fact that Indemnitee is or was a director (managing or supervisory), officer, manager, agent, employee, secretary, (general) proxy-holder, administrator, liquidator or attorney of the Group Companies, in each case whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement; provided, however, that the term “Proceeding” shall not include any action, suit or arbitration initiated by Indemnitee to enforce Indemnitee’s rights under this Agreement.

Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is by reason of his service to, within or for the benefit of the Group Companies, a witness in any Proceeding to which Indemnitee is not a party, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

The indemnification obligation of the Company will apply irrespectively of whether the Indemnitee is still employed by, involved in or renders his service (in whatever capacity) to the relevant Group Companies at the moment the Claim is made, or whether the Claim dates from a date before or after the signing of this Agreement, as well as irrespectively of whether the third party is residing or seated in the Netherlands or abroad and irrespectively of whether the Claim will be executed before a Dutch or foreign judge, or whether the payments are due on account of a settlement (provided that such settlement must be approved in advance by the Company, which approval will not be unreasonably withheld, conditioned or delayed).  The right to indemnification as provided for in this Agreement shall inure to the benefit of Indemnitee’s heirs, executors and personal and legal representatives.

Section 3.                                            Exclusions; Limitations.  Notwithstanding any provision in this Agreement to the contrary, and unless a court of competent jurisdiction determines that indemnification should be provided in a final non-appealable judgment, the Company shall not be obligated under this Agreement to make any indemnity:

(a)                                  for which payment has actually been made to or on behalf of Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision (for which excess the Company shall be and remain liable);

(b)                                 for claims initiated or brought by Indemnitee against the Company or any Group Company, except (i) with respect to Proceedings brought by Indemnitee to enforce a right to indemnification under this Agreement or (ii) if the Board of Directors of the Company has approved the initiation or bringing of such claim;

(c)                                  for any settlement of any Proceeding by Indemnitee effected without the Company’s written consent, which consent will not be unreasonably withheld, conditioned or delayed;

(d)                                 (i) for any breach of Indemnitee’s duty of loyalty (as defined by Dutch law) to the relevant Group Companies, (ii) for acts or omissions by Indemnitee not in good faith or which involve willful or intentional misconduct, gross negligence or a knowing and willful violation of law on the part of Indemnitee, (iii) for unlawful payment of a dividend or distribution or unlawful stock or equity purchase or redemption by any Group Company, or (iv) for any transaction from which Indemnitee derived an improper and actual personal benefit; or

(e)                                  for which payment is prohibited by applicable law,

The Company’s obligation to indemnify Expenses hereunder to Indemnitee who is or was serving at the request of the Company as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be reduced by any amount Indemnitee has actually received as indemnification from such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

Section 4.                                          Procedure for Notification and Defense of Claim.

(a)                                  To obtain indemnification under this Agreement, Indemnitee shall first submit to the Company a written request therefor specifying in reasonable detail the claims or circumstances under which Indemnittee believes he is entitled to indemnification hereunder.

(b)                                 The Company will be entitled to participate in the Proceeding at its own expense.

Section 5.                                            Duration of Agreement; Binding Effect.  This Agreement shall continue until and terminate upon the later of: (a) the expiry of the relevant applicable statue of limitations of any Claim, or (b) the final termination of any Proceeding, including any appeal, then pending in respect of which Indemnitee is granted rights of indemnification hereunder. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Indemnitee and his heirs, executors and administrators.

Section 6.                                            Repayment.  If and to the extent that it is established by a competent court that one of the exceptions set forth in Clause 3 applies, then all amounts paid by the relevant Companies pursuant to this Agreement in relation to the events in question shall be deemed advance payments and Indemnitee shall be required to repay such amounts to the relevant Companies, unless otherwise provided for in the decision of the competent court or agreed upon by parties to this Agreement.

Section 7.                                            Advance Payment; D&O Insurance.  The right to indemnification conferred by this Agreement shall include the right to be paid by the Company the reasonable expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.  The Company shall cover Indemnitee under directors’ and officers’ liability insurance both during and, while potential liability exists, after the employment, which insurance shall cover all Group Companies.

Section 8.                                            Severability.  If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

Section 9.                                            Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.

Section 10.                                      Notice by Indemnitee.  Each party agrees promptly to notify the other parties in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding, claim or matter which may be subject to indemnification hereunder.

Section 11.                                      Notices.  All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, (c) mailed by reputable overnight courier and receipted for by the party to whom said notice or other communication shall have been directed or (d) sent by facsimile transmission, with receipt of oral confirmation that such transmission has been received:

(a)                                  If to Indemnitee, at such address as Indemnitee shall provide to the Company.

(b)                                 If to the Company to:

priceline.com Incorporated

800 Connecticut Avenue

Norwalk, Connecticut 06854

Attention:  General Counsel

or to any other address as may have been furnished to Indemnitee by the Company.

Section 12. No Termination. The parties hereby waive their rights, if any, in whole or in part, to annul, terminate, rescind, dissolve or cancel this Agreement, including on the basis of Sections 6:265 or 6:228 of the Dutch Civil Code, or make any request thereto.

Section 13.                                      Applicable Law and Consent to Jurisdiction.  This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules.  The Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Delaware Court of Chancery (the “Delaware Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) appoint, to the extent such party is not otherwise subject to service of process in the State of Delaware, The Corporation Trust Company, Wilmington, Delaware as its agent in the State of Delaware as such party’s agent for acceptance of legal process in connection with any such action or proceeding against such party with the same legal force and validity as if served upon such party personally within the State of Delaware, (iv) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (v) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the day and year first above written.

priceline.com Incorporated

By:	/s/ Jeffery H. Boyd
	Name:	Jeffery H. Boyd
	Title:	President and Chief Executive Officer

Indemnitee

By:	/s/ Darren Huston
	Name:	Darren Huston